                                                                    EXHIBIT 32.2

                           SECTION 1350 CERTIFICATION
                          (Principal Financial Officer)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Smithway Motor Xpress Corp.


Date: April 2, 2007                     /s/ Douglas C. Sandvig
                                        ----------------------------------------
                                        Douglas C. Sandvig
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer